UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

Majestic Capital, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32705	98-0521707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(441) 295-6689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 29, 2011, Majestic Capital, Ltd. (Majestic Capital) issued a press release announcing that it filed a Form 25 with the Securities and Exchange Commission to effect the voluntary delisting of Majestic Capital’s common stock from the Nasdaq Capital Market.  The effective date of delisting pursuant to this filing will occur on May 9, 2011.

Majestic Capital elected to voluntarily delist its common stock in lieu of the mandatory delisting which would occur as a consequence of the fact that Majestic Capital filed a Form 10-K for the year ended December 31, 2010 which is not in compliance with the NASDAQ continued listing obligations due to the presence of an auditor’s disclaimer of opinion in that filing.

Item 9.01  Financial Statements and Exhibits

99.1  Press Release dated April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESTIC CAPITAL, LTD.

Date: April 29, 2011	By:	/s/ James J. Scardino
James J. Scardino, Chief Executive Officer

Exhibit Index

99.1  Press Release dated April 29, 2011